ARTICLES OF INCORPORATION

                               OF

                 PANGAEA EDUCATION SYSTEMS, INC.



     KNOW ALL MEN BY THESE PRESENTS:

      That the undersigned, being at least eighteen (18) years of age  and  acting  as  the incorporator of the Corporation  hereby being  formed  under and pursuant to the laws  of  the  State  of

Nevada, does hereby certify that:

Article I - NAME

The exact name of this corporation is:

                 PANGAEA EDUCATION SYSTEMS, INC.

Article II - REGISTERED OFFICE AND RESIDENT AGENT

           The  registered  office and place of business  in  the

State  of Nevada of this corporation shall be located at 1850  E.

Flamingo  Rd., Suite 111, Las Vegas, Nevada.  The resident  agent of  the corporation is SECURITIES LAW INSTITUTE, whose address is

1850 E. Flamingo Rd., Suite 111, Las Vegas, Nevada  89119.

Article III - DURATION

     The Corporation shall have perpetual existence.

Article IV - PURPOSES

      The  purpose, object and nature of the business  for  which this corporation is organized are:

     (a)  To engage in any lawful activity, (b)  To carry on such business  as  may  be  necessary,  convenient,  or  desirable  to accomplish  the  above  purposes, and  to  do  all  other  things incidental  thereto which are not forbidden by law  or  by  these

Articles of Incorporation.

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Article V - POWERS

      This  Corporation is formed pursuant to Chapter 78  of  the

Nevada Revised Statutes.  The powers of the Corporation shall  be those  powers granted by 78.060 and 78.070 of the Nevada  Revised

Statutes  under which this corporation is formed.   In  addition,

the corporation shall have the following specific powers:

           (a)   To elect or appoint officers and agents  of  the

     corporation and to fix their compensation; (b)  To act as an agent  for any individual, association, partnership, corpora tion  or other legal entity; (c)  To receive, acquire, hold,

     exercise  rights arising out of the ownership or  possession thereof,  sell,  or otherwise dispose of,  shares  or  other interests  in, or obligations of, individuals,  association,

     partnerships, corporations, or governments; (d)  To receive,

     acquire,  hold,  pledge, transfer, or otherwise  dispose  of shares  of  the  corporation, but such shares  may  only  be purchased,  directly or indirectly, out of  earned  surplus;

     (e)   To  make gifts or contributions for the public welfare

     or for charitable, scientific or educational purposes.

Article VI - CAPITAL STOCK

           Section  1.  Authorized Shares.  The total  number  of

     shares  which  this corporation is authorized  to  issue  is

     50,000,000  shares of Common Stock of $.001  par  value  and

     5,000,000 shares of Preferred Stock of $.001 par value.  The authority of the Corporation to issue non-voting convertible and/or  non-voting non-convertible preferred shares together

     with  additional  classes  of  shares  may  be  limited   by

     resolution  of  the Board of Directors of  the  Corporation.

     Preferred  shares and additional classes of  shares  may  be issued  from  time  to time as the Board  of  Directors  may determine  in their sole judgment and without the  necessity

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     of action by the holders of Shares.

          Section 2.  Voting Rights of Stockholders.  Each holder

     of  the Common Stock shall be entitled to one vote for  each share  of  stock standing in his name on the  books  of  the corporation.

          Section 3.  Consideration for Shares.  The Common Stock

     shall  be  issued for such consideration, as shall be  fixed from time to time by the Board of Directors.  In the absence of  fraud, the judgment of the Directors as to the value  of any property or services received in full or partial payment for shares shall be conclusive.  When shares are issued upon

     payment   of  the  consideration  fixed  by  the  Board   of

     Directors, such shares shall be taken to be fully paid stock and  shall  be  non-assessable.  The Articles shall  not  be amended in this particular.

           Section 4.  Stock Rights and Options.  The corporation

     shall  have the power to create and issue rights,  warrants,

     or  options  entitling the holders thereof to purchase  from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and  prices  as  the Board of Directors may  provide,  which terms  and conditions shall be incorporated in an instrument or  instruments evidencing such rights.  In the  absence  of fraud,  the judgment of the Directors as to the adequacy  of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

Article VII - MANAGEMENT

      For the management of the business, and for the conduct  of the  affairs  of the corporation, and for the future  definition,

limitation,  and regulation of the powers of the corporation  and its directors and stockholders, it is further provided:

           Section 1.  Size of Board.  The initial number of  the

     Board of Directors shall be one (1).  Thereafter, the number of  directors  shall be as specified in the  Bylaws  of  the corporation,  and  such number may  from  time  to  time  be increased or decreased in such manner as prescribed  by  the

     Bylaws.  Directors need not be stockholders.

          Section 2.  Powers of Board.  In furtherance and not in

     limitation of the powers conferred by the laws of the  State of  Nevada,  the Board of Directors is expressly  authorized and empowered:

           (a)   To  make,  alter, amend, and repeal  the  Bylaws

     subject to the power of the stockholders to alter or  repeal the Bylaws made by the Board of Directors;

          (b)  Subject to the applicable provisions of the Bylaws

     then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions  and regulations, the accounts and books  of  the corporation,  or any of them, shall be open  to  stockholder inspection.  No stockholder shall have any right to  inspect any  of the accounts, books or documents of the corporation,

     except  as permitted by law, unless and until authorized  to do  so  by  resolution of the Board of Directors or  of  the stockholders of the Corporation;

           (c)   To  authorize  and  issue,  without  stockholder

     consent,   obligations  of  the  Corporation,  secured   and

     unsecured, under such terms and conditions as the Board,  in its  sole  discretion,  may  determine,  and  to  pledge  or mortgage,  as  security  therefore,  any  real  or  personal

     property   of   the  corporation,  including  after-acquired

     property;

           (d)  To determine whether any and, if so, what part of

     the  earned  surplus of the corporation  shall  be  paid  in

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     dividends  to the stockholders, and to direct and  determine other use and disposition of any such earned surplus;

           (e)   To  fix,  from time to time, the amount  of  the

     profits of the corporation to be reserved as working capital or for any other lawful purpose;

           (f)  To establish bonus, profit-sharing, stock option,

     or  other  types  of incentive compensation  plans  for  the

     employees,   including  officers  and  directors,   of   the

     corporation, and to fix the amount of profits to  be  shared or  distributed, and to determine the persons to participate in  any  such  plans  and  the amount  of  their  respective participations.

           (g)  To designate, by resolution or resolutions passed

     by  a  majority of the whole Board, one or more  committees,

     each  consisting  of two or more directors,  which,  to  the extent permitted by law and authorized by the resolution  or the  Bylaws, shall have and may exercise the powers  of  the

     Board;

           (h)  To provide for the reasonable compensation of its

     own  members  by Bylaw, and to fix the terms and  conditions upon which such compensation will be paid;

            (i)    In   addition  to  the  powers  and  authority

     hereinbefore,  or by statute, expressly conferred  upon  it,

     the  Board of Directors may exercise all such powers and  do all  such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the

     laws   of  the  State  of  Nevada,  of  these  Articles   of

     Incorporation, and of the Bylaws of the corporation.

           Section  3.   Interested Directors.   No  contract  or

     transaction  between  this  corporation  and  any   of   its

     directors,  or  between  this  corporation  and  any   other

     corporation, firm, association, or other legal entity  shall

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     be  invalidated by reason of the fact that the  director  of the corporation has a direct or indirect interest, pecuniary or  otherwise,  in such corporation, firm,  association,  or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in  reference to such contract or transaction, or because he

     participated  in  such  action,  provided  that:   (1)   the

     interest of each such director shall have been disclosed  to or  known by the Board and a disinterested majority  of  the

     Board  shall  have, nonetheless, ratified and approved  such

     contract   or  transaction  (such  interested  director   or

     directors may be counted in determining whether a quorum  is present  for  the  meeting  at which  such  ratification  or approval  is given); or (2) the conditions of N.R.S.  78.140 are met.

          Section 4.  Name and Address.  The name and post office

     address  of the first Board of Directors which shall consist of one (1) person who shall hold office until his successors are duly elected and qualified, is as follows:

          NAME                     ADDRESS
     STANLEY L. TEEPLE             94 ARTHUR HILLS COURT
                                   HENDERSON, NV 89074

Article VIII - PLACE OF MEETING;  CORPORATE BOOKS

     Subject to the laws of the State of Nevada, the stockholders and  the  directors shall have power to hold their meetings,  and the  directors shall have power to have an office or offices  and to  maintain  the books of the Corporation outside the  State  of

Nevada,  at  such  place or places as may from time  to  time  be designated in the Bylaws or by appropriate resolution.

Article IX - AMENDMENT OF ARTICLES

      The  provisions of these Articles of Incorporation  may  be amended, altered or repealed from time to time to the extent  and in  the manner prescribed by the laws of the State of Nevada, and

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additional  provisions authorized by such laws  as  are  then  in

force  may  be  added.   All  rights  herein  conferred  on   the

directors, officers and stockholders are granted subject to  this reservation.

Article X - INCORPORATOR

      The  name  and  address of the incorporator  signing  these

Articles of Incorporation are as follows:

          NAME                POST OFFICE ADDRESS

     ANTHONY N. DeMINT             1850  E. FLAMINGO ROAD,  SUITE
                                   111
                                   LAS VEGAS, NV 89119

Article XI - LIMITED LIABILITY OF OFFICERS AND DIRECTORS

      Except  as hereinafter provided, the officers and directors of  the  corporation  shall  not  be  personally  liable  to  the corporation  or  its  stockholders  for  damages  for  breach  of fiduciary  duty  as  a director or officer.  This  limitation  on personal  liability  shall not apply to acts or  omissions  which involve intentional misconduct, fraud, knowing violation of  law,

or  unlawful distributions prohibited by Nevada Revised  Statutes

Section 78.300.

           IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 25th day of October, 2001.



_________________________________
                                   Anthony N. DeMint
STATE OF NEVADA  )
                         )  ss:
COUNTY OF CLARK  )

           On October 25, 2001, personally appeared before me, a Notary Public, ANTHONY N. DeMINT, who acknowledged to me that he executed the foregoing Articles of Incorporation.



_________________________________
                                                  NOTARY PUBLIC